Execution Copy

AMENDED AND RESTATED
CONSULTING SERVICES AGREEMENT
This Amended and Restated Consulting Services Agreement (this “Agreement”), is effective as of June 1, 2017 (the “Effective Date”), by and between American Railcar Industries, Inc., a corporation organized under the laws of the State of North Dakota (together with its successors and assigns, the “Consultant”), and AEP Rail RemainCo LLC, a limited liability company organized under the laws of the State of Delaware (together with its Subsidiaries, and its and their respective successors and assigns, the “Company”).
RECITALS

WHEREAS, the Company and the Consultant are party to that certain Consulting Services Agreement, dated as of June 1, 2017 (the “Original Agreement”);
WHEREAS, the Company and the Consultant desire to amend and restate the Original Agreement in its entirety in order to, among other things, provide flexibility to the Consultant to provide the Services using one or more employees of the Consultant; and
WHEREAS, the Company desires to retain the Consultant to provide the Services (as defined below), and the Consultant is willing to perform such Services, each under the terms and conditions hereinafter set forth;
NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Consultant (hereinafter, collectively, the “Parties”, or each, individually, a “Party”) hereby agree as follows:
1. Definitions. As used herein, the following terms shall have the following meanings:
“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” shall have the meaning set forth in the preamble hereof.
“Applicable Margin” means a percentage charged by Consultant for the Services in the amount set forth on Schedule A, as amended from time to time by mutual written agreement of the Parties.
“Company” shall have the meaning set forth in the preamble hereof.
“Consultant” shall have the meaning set forth in the preamble hereof.
“Effective Date” shall have the meaning set forth in the preamble hereof.

62808547 v2

“Hourly Rate” means an amount determined by the Consultant that is equal to an applicable employee’s annual salary plus benefits divided by 2,080.
“Indemnified Party” shall have the meaning set forth in Section 7 hereof.
“Losses” shall have the meaning set forth in Section 7 hereof.
“Party” or “Parties” shall have the meaning set forth in the recitals hereof.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or governmental authority.
“Related Party” means the officers, directors, stockholders, employees, agents, representatives and Affiliates of any Person.
“Services” means the services set forth on Schedule A hereto, as amended from time to time by mutual written agreement of the Parties.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
“Term” means the term of the respective obligations of Consultant and Company hereunder, commencing as of the Effective Date and continuing until terminated in accordance with the terms and provisions set forth herein.
2. Engagement.
2.1.    The Company hereby engages the Consultant to provide the Services to the Company on the terms and conditions set forth herein and the Consultant hereby accepts such engagement. The Parties acknowledge and agree that in order to provide the Services, the Consultant may designate and cause one or more individuals who are employees of the Consultant or its Subsidiaries to provide the Services to the Company.
2.2.    Subject to the terms and provisions hereof, Consultant shall provide or arrange for the provision of the Services to and on behalf of the Company during the Term in the same manner as Consultant performs such services on its own behalf. The Company shall furnish to Consultant all such information as may be reasonably necessary to enable Consultant to provide the Services. Any Service to be provided by Consultant under this Agreement shall be performed by Consultant or any other Person with the capability to provide such Service that Consultant designates to provide such Service. Any of Consultant’s employees who are providing Services to the Company are only required to be available to the Company during a standard, Monday-Friday, 40-hour work week, unless otherwise agreed between the Parties.
3. Fees and Expenses.

For the Services to be performed hereunder, the Company shall pay to the Consultant an aggregate fee equal to (x) the Hourly Rate for the applicable employee of the Consultant who performs Services plus the Applicable Margin, multiplied by (y) the number of hours such employee performed Services, for each employee performing Services during the applicable billing period. The Consultant’s fees shall be paid as soon as practicable after the Consultant submits an invoice to the Company for payment. In addition, the Company shall reimburse Consultant for all reasonable and documented costs and expenses incurred in accordance with this Agreement.

4. Termination.

This Agreement is terminable by the Consultant or the Company upon five (5) business days’ prior written notice with respect to any or all of the Services, which termination shall be effective as of the date as such notice may specify. Notwithstanding the foregoing, the obligation to pay any fees and expenses incurred by Company through the date of termination of this Agreement shall survive such termination and be payable in accordance with Section 3 or as otherwise agreed by the Parties.
5. Independent Contractor.
5.1.    It is understood and acknowledged that the Services which the Consultant will provide to the Company hereunder shall be in the capacity of an independent contractor and not as an employee or agent of the Company. Nothing herein shall be construed to create a joint venture or partnership between the Parties hereto. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of the Consultant or any of its Related Parties, including without limitation in any of their respective capacities as members or employees of the Company.
5.2.    Consultant shall control the conditions, time, details and means by which Consultant performs the Services.
5.3.    Consultant shall have the exclusive right to select, employ, pay, supervise, administer, direct and discharge any of the employees of Consultant who will perform the Services. The Parties acknowledge that employees of Consultant are not, and shall not be deemed to be employees of Company, but are, at all times, employees of Consultant. Consultant shall be solely responsible for paying such employees’ compensation and providing to such employees any benefits.
6. Disclaimer; Limitation of Liability.
6.1.    The Consultant makes no representations or warranties, express or implied, in respect of the Services to be provided by it hereunder.

6.2.    The Consultant and its directors, officers and employees assume no liability hereunder for anything other than to render or stand ready to render the Services specifically called for herein or on any Schedule hereto, and neither the Consultant nor any of its Subsidiaries or Related Parties (other than the Company) shall be responsible hereunder for any action of the Company under any agreements, instruments or documents to which the Company is a party. Neither the Consultant nor any director, officer or employee of the Consultant shall be liable hereunder for or shall have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent, of the Company in connection with such agreements, instruments or documents.
6.3.    Neither the Consultant nor any of its Subsidiaries or Related Parties (other than the Company) shall be liable to the Company or any of its Affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of any Services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the willful misconduct of such person. In no event will the Consultant or any of its Related Parties be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if the Consultant has been advised of the possibility of such damages. Under no circumstances will the liability of the Consultant or any of its Related Parties exceed, in the aggregate, the fees actually paid to the Consultant hereunder.
6.5.    The provisions of this Section 6 shall survive termination of this Agreement.
7. Indemnification.
Company shall indemnify, defend and hold harmless the Consultant and each of its Related Parties, successors and permitted assigns (each, an “Indemnified Party”) from and against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, incurred by an Indemnified Party or awarded against an Indemnified Party in a final judgment (collectively, “Losses”), relating to, arising out of or resulting from any claim of a third party or otherwise arising out of, relating to or occurring in connection with the Services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services or other matters referred to or contemplated by this Agreement. The Company will not be liable under the foregoing indemnification provision to the extent that any Losses are determined by a court, in a final judgment, to have resulted primarily from the willful misconduct of such Indemnified Party. The reimbursement and indemnity obligations of the Company, under this Section 7 shall be in addition to any liability which the Company may otherwise have. The provisions of this Section 7 shall survive termination of this Agreement.
8. Permissible Activities; Non-Exclusive.
Nothing herein shall in any way preclude the Consultant or its Affiliates or their respective Related Parties from engaging in any business activities or from performing services for its or their own account or for the account of others, including without limitation companies which may be in competition with the business conducted by the Company and any of its Affiliates. Nothing contained herein prohibits the engagement of another consultant to represent the Company in any matter by, and in the discretion of, the management of the Company or a governing body of the Company, and nothing contained herein constitutes a representation that the Company will request that any Services be performed by the Consultant pursuant to this Agreement or otherwise.
9. Entire Agreement.
This Agreement, including and together with any related schedules, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, regarding such subject matter.
10. Notices.
Any notice, certificate, document, acceptance or report required or permitted to be given by either party hereto to the other party shall be in writing and shall be deemed delivered when deposited in the United States mails, first class postage prepaid, or when delivered personally, or reputable air courier, addressed as follows:

If to the Company:
AEP Rail RemainCo LLC
C/O Icahn Enterprises L.P.
767 Fifth Avenue, Suite 4700
New York, New York 10153
Attention: Keith Cozza

with a copy to:
Icahn Enterprises L.P.
767 Fifth Avenue, Suite 4700
New York, New York 10153
Attention: Legal Department

If to the Consultant:	American Railcar Industries, Inc. 100 Clark Street St. Charles, Missouri 63301
11. Severability.
If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
12. Amendments.
No amendment to or modification of or rescission, termination or discharge of this Agreement is effective unless it is in writing and signed by each Party.

13. Waiver.
No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
14. Successors and Assigns.
This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.
15. No Third-Party Beneficiaries.
This Agreement benefits solely the Parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
16. GOVERNING LAW.
THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.
17. CONSENT TO JURISDICTION.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY OR THE ADMINISTRATOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MUST BE INSTITUTED ONLY IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND ADMINISTRATOR AND COMPANY EACH WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AGREEMENT, ADMINISTRATOR AND COMPANY EACH IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.
18. WAIVER OF JURY TRIAL.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING

TO THIS AGREEMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF.
19. Headings.
The descriptive headings of the several subsections and articles of this Agreement are inserted for convenience only and do not constitute part of this Agreement.
20. No Strict Construction.
The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
21. Counterparts.
This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Notwithstanding anything to the contrary in Section 9, a signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
22. Force Majeure.
Neither party hereto shall be deemed to be in breach or in violation of the Agreement if such Person is prevented from performing any of its obligations hereunder for any reason beyond its reasonable control, including acts of God, strikes, fires, storms, insurrections, public disturbances, natural disasters, embargoes, explosions, riots, wars, acts of terrorism or any regulation of any federal, state or local government or any agency thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be duly executed and delivered on the date first above written.

AEP RAIL REMAINCO LLC

[Signature Page to ARI-AEP Rail RemainCo LLC Amended and Restated Consulting Services Agreement]

By____________________________________ Name: Title:

[Signature Page to ARI-AEP Rail RemainCo LLC Amended and Restated Consulting Services Agreement]

AMERICAN RAILCAR INDUSTRIES, INC.

[Signature Page to ARI-AEP Rail RemainCo LLC Amended and Restated Consulting Services Agreement]

By____________________________________ Name: Title:

[Signature Page to ARI-AEP Rail RemainCo LLC Amended and Restated Consulting Services Agreement]

[Signature Page to ARI-AEP Rail RemainCo LLC Amended and Restated Consulting Services Agreement]

Schedule A

Specified Terms

The Applicable Margin shall be ten percent (10%).

Services shall include:

1.
Consulting the Company as the owner of railcars on all aspects of railcar ownership that owner needs to understand and decide on in the ordinary course of business as is typical for an owner that is a passive owner (not an operating owner) and has such railcars subject to third-party management services, it being understood that the Consultant will not be performing any such third-party management services;

2.	Facilitating communications between Company as the owner of railcars and its manager, directive manager, any railroad, lessees or any regulatory entities;

3.	Reviewing BRCs and RWD 2016-01 paperwork and reports related to the railcars owned by Company; provided that BRCs will only be reviewed to the extent requested by Company;

4.	Reviewing and reconciling Company invoices prepared by Company’s manager, payments by lessees to Company’s manager on behalf of Company, and remittances by Company’s manager to Company; and

5.	Performing other services as requested by Company and agreed by Consultant.